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                                                                    EXHIBIT 99.1
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MEDIA AND ANALYST CONTACT                          INVESTOR CONTACT
Steven Silvers at ClarusPR                         Sarah Harman at AppliedTheory
303-296-0343 ext. 230                              315-453-2912 ext. 5387
stevensilvers@claruspr.com                         sharman@appliedtheory.com


                         APPLIEDTHEORY FILES CHAPTER 11
                            AND CONTINUES OPERATIONS
                    WHILE COMPLETING FINANCIAL RESTRUCTURING

- Files for reorganization through voluntary Chapter 11

- Assures customers that operations and service will continue without interruption

- Enters agreements with FASTNET and ClearBlue to purchase network and managed hosting services businesses

- Continues strategic focus on core managed hosting services


NEW YORK (APRIL 18, 2002) - AppliedTheory Corporation (Nasdaq: ATHY), the Internet knowledge, development and managed hosting partner for hundreds of large corporations and government agencies, announced that it has filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy code. As part of the filing, AppliedTheory announced that it has entered into separate agreements with FASTNET Corporation (Nasdaq: FSST) to purchase the company's network business, and with ClearBlue Technologies, Inc. to purchase AppliedTheory's managed hosting services business. Both contracts are subject to confirmation and auction processes in the Chapter 11 proceeding.

AppliedTheory also announced that it has received a tentative commitment for immediate debtor-in-possession financing, subject to court approval, which will be used to fund post-petition operating expenses, supplier obligations and personnel costs.

AppliedTheory CEO Danny E. Stroud reiterated that the company is operationally strong and that providing consistent, world-class customer service remains the foremost priority and focus. AppliedTheory maintains a significantly strong leadership position in the managed hosting services and related applications development industry, with large enterprise customers including the New York Department of Labor, the US State Department, AOL Time Warner, Ingersoll-Rand, New York City Health and Hospitals Corporation, the Denver Broncos and the State of Hawaii.

"AppliedTheory's combination of industry legacy, loyal customer base, dedicated employees and focused business model are tremendous assets that we hope to leverage toward a speedy and successful reorganization," said Stroud. "Over the last year, we have acted assertively in response to very difficult economic situations by closing unprofitable regional offices, streamlining our workforce, and tightening our belt around general administrative and operating expenses. By reorganizing our capital structure
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                                                                    EXHIBIT 99.1
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AppliedTheory will be positioned to emerge from Chapter 11 in its historical role as a leader in managed hosting services."

The company said it is committed to keeping employees, customers, shareholders and suppliers apprised of its progress in this plan, and will make subsequent announcements relating to the Chapter 11 reorganization as quickly as possible.

About AppliedTheory Corporation

Industry pioneer AppliedTheory combines its unparalleled knowledge base with the ability to build, integrate and manage Internet business solutions in an increasingly complex online economy. AppliedTheory's proactive responsiveness to changing business requirements has earned the company a 95 percent retention rate from customers that include AOL, America's Job Bank and Ingersoll-Rand. The company offers a comprehensive and fully integrated suite of managed hosting, connectivity and security services, providing one of the industry's most reliable single sources for large enterprise Internet needs. For additional information about the company, visit www.appliedtheory.com.

Statements contained in this press release that are not historical facts may be deemed to be forward-looking statements, which are subject to risks and uncertainties, including those discussed in AppliedTheory's filings with the Securities and Exchange Commission.


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